Exhibit 10.1

SECOND AMENDMENT TO

EXECUTIVE EMPLOYMENT AGREEMENT

This Second Amendment to Executive Employment Agreement (the “Amendment”) is made and entered into as of November 29, 2016 (the “Effective Date”) by and among Quintiles, Inc. (the “Company”) and Quintiles IMS Holdings, Inc. (f/k/a Quintiles Transnational Holdings, Inc., the “Parent”) and Thomas Pike (the “Executive”).

WHEREAS, Executive is currently employed under an Executive Employment Agreement with the Company and Parent, dated April 12, 2012, as amended by the First Amendment to Executive Employment Agreement, dated as of May 3, 2016 (as amended, the “Employment Agreement”), pursuant to which Executive is currently employed in the role of President – Research and Development and Vice Chairman of Parent;

WHEREAS, Parent and IMS Health Holdings, Inc. (“IMS Health”) entered into an Agreement and Plan of Merger, dated as of May 3, 2016, pursuant to which IMS Health merged with and into Parent on October 3, 2016 (the “Merger”) with Parent continuing as the surviving corporation;

WHEREAS, pursuant to the Assignment and Assumption Agreement dated as of September 30, 2016, Quintiles, Inc. assumed the Employment Agreement, such that all references in the Employment Agreement to the “Company” or “Quintiles Transnational Corp.” refer to Quintiles, Inc., which following the Merger is an indirect wholly owned subsidiary of Parent;

WHEREAS, the Company and Parent value Executive’s years of dedicated service and leadership to the Company and Parent, Executive’s contributions in achieving the successful completion of the Merger and Executive’s assistance following the Merger in Parent’s transition to a new chief executive officer; and

WHEREAS, the Company, Parent and Executive desire to amend the Employment Agreement, as set forth herein.

NOW, THEREFORE, in consideration of the mutual promises set forth below and other good and valuable consideration, the receipt and sufficiency of which the parties acknowledge, the Company, Parent and Executive agree that the Employment Agreement shall be amended as follows:

1.    COMPENSATION AND BENEFITS UPON CERTAIN VOLUNTARY TERMINATIONS. Section 5.3 of the Employment Agreement is hereby amended and restated in its entirety as follows:

“5.3 Company-Approved Voluntary Termination. If after the Effective Date, Executive voluntarily resigns or retires from his employment under Section 4.1 on prior written notice to the Company’s Chief Executive Officer (notwithstanding any length of notice requirement in Section 4.1), which resignation or retirement takes effect on a date that is mutually agreed in writing with the Company and Parent, but, in no event, later than December 2, 2016 unless otherwise agreed in writing by Executive, Company and Parent (such date, the “Separation Date”), then, upon such termination of employment, in addition to the payments and benefits described in Section 5.1 hereof, the Company agrees, contingent upon Executive executing and not revoking a Release pursuant to Section 5.6 hereof, and Executive’s compliance with the terms of Sections 6, 7, 8 and 9 hereof, to provide to Executive, in lieu of any other payments and benefits to which Executive may be entitled (other than the payments and benefits described in Section 5.1), the following payments and benefits:

(a) a cash separation payment in an amount equal to two (2) times the sum of (i) Executive’s base salary in effect on Separation Date, plus (ii) Executive’s target annual cash bonus for the year in which the Separation Date occurs (the “Separation Payment”);

(b) if Executive is enrolled in group health insurance coverage offered by the Company or its affiliate as of the Separation Date, an additional amount equal to the projected cost of the continuation of such group health insurance coverage for Executive and Executive’s eligible dependents pursuant to COBRA (the “COBRA Payment”), which payment shall not be dependent on the Executive electing COBRA coverage or any other replacement health care coverage; and

(c) an additional cash payment in the amount of $1,000,000 (the “Additional Payment”).

The Separation Payment, the COBRA Payment and the Additional Payment shall be paid in a lump sum on the first payroll date on or following the tenth (10th) day after the date on which the Release required by Section 5.6 becomes effective and non-revocable following the Separation Date. If the period for review of the Release ends in a later calendar year, such first payment shall be paid in the later calendar year regardless of when the Release is executed.

Executive specifically acknowledges and agrees that a termination of employment pursuant to this Section 5.3 shall not constitute a termination for Good Reason under this Employment Agreement, Parent’s Change in Control Severance Plan dated November 5, 2015 (the “CIC Severance Plan”), or any other Company or Parent plan or program providing for termination payments or benefits upon a termination by Executive for good reason. The payments and benefits set forth in this Section 5.3 and Section 5.1 hereof shall constitute all the payments and benefits to which Executive shall be entitled under the Employment Agreement or any other plan or program providing for termination payments (including the CIC Severance Plan) by reason of a termination under the circumstances described in this Section 5.3.”

2.    TREATMENT OF EQUITY AWARDS. Section 5.5 of the Employment Agreement is hereby amended and restated in its entirety as follows:

“5.5 Equity Awards. In the event of termination of Executive’s employment pursuant to any of Sections 5.2 through 5.4, all of Executive’s awards under Parent’s 2013 Stock Incentive Plan, including the Equity Award granted under Section 3.6.3 above (other than as set forth below), shall be given the treatment afforded such awards under Section 5.01 of the CIC Severance Plan, as though such termination were a Qualifying Termination under that Plan, except that, in the event of a termination pursuant to Section 5.3 hereof, any portion of the Equity Award granted under Section 3.6.3 that is unvested as of the Separation Date shall be forfeited immediately as of the Separation Date.”

3.    RELEASE OF CLAIMS. Section 5.6 of the Employment Agreement is hereby amended by deleting in the first sentence of that Section the phrase, “Sections 5.4 (other than payments described in Section 5.1)” and replacing it with the phrase, “Sections 5.3, 5.4 and 5.5 (other than, in each case, the payments described in Sections 5.1).”

4.    RESIGNATION FROM OFFICER AND BOARD ROLES. A new Section 5.7 is added that provides as follows:

“5.7 Resignation from Officer and Board Roles. In the event of Executive’s separation from employment, Executive shall immediately resign, effective as of the Separation Date, from each officer, executive and director position held with Parent, the Company their respective subsidiaries and affiliates.”

5.    SECURITIES TRADING. Section 22 is hereby amended and restated in its entirety as follows:

“22. SECURITIES TRADING. Executive agrees that during employment, Executive will not transfer, sell, assign or otherwise dispose of shares of Parent common stock (including for this purpose shares underlying stock options and performance units) owned by Executive as of the date of the Merger Agreement, whether received from the Company or purchased directly. For six months following his employment, Executive will sell any such shares in compliance with Rule 144 of the Securities Act of 1933, as applicable, or elect to establish a trading plan in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934; provided, however, that such trading plan must comply with all the requirements for the safe harbor under Rule 10b5-1 and, during the period that Executive remains subject to Parent’s Insider Trading Policy, must be approved in accordance with the Parent’s Insider Trading Policy, which approval will not be unreasonably withheld.”

6.    LIMITED EFFECT. Except as specifically amended herein, the Employment Agreement shall remain in full force and effect. After giving effect to this Amendment, each reference in the Employment Agreement to “this Agreement,” “hereof,” “hereunder,” “herein,” “hereby” or words of like import referring to the Employment Agreement shall refer to the Employment Agreement, as amended by this Amendment.

7.    DEFINITIONS. Capitalized terms used and not defined in this Amendment have the respective meanings assigned to them in the Employment Agreement.

8.    MISCELLANEOUS. This Amendment shall be governed by and construed in accordance with the laws of the State of North Carolina, regardless of the application of rules of conflict of law that would apply the laws of any other jurisdiction. This amendment may be executed in counterparts, each of which shall be an original, with the same effect as if the signatures affixed thereto were on the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, this Amendment has been duly executed by the parties as of the date first written above.

QUINTILES IMS HOLDINGS, INC.

By:	/s/ Ari Bousbib
Name:	Ari Bousbib
Title:	Chairman, Chief Executive Officer and President

QUINTILES, INC.

By:	/s/ Ari Bousbib
Name:	Ari Bousbib
Title:	President

EXECUTIVE

/s/ Thomas Pike
Name:	Thomas Pike

[Signature Page to Second Amendment to Executive Employment Agreement]